EXHIBIT 32.1

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

     Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), each of the undersigned officers of Valeant Pharmaceuticals International (the “Company”), does hereby certify that:

     The Quarterly Report on Form 10-Q/A for the quarter ended September 30, 2003 of the Company fully complies with the requirements of section 13(a) or 15(d) of the Securities and Exchange Act of 1934 and information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 17, 2004	/s/ Robert W. O’Leary

Robert W. O’Leary
Chairman of the Board and Chief Executive Officer

Date: February 17, 2004	/s/ Bary G. Bailey

Bary G. Bailey
Executive Vice President and Chief Financial Officer

     A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.